UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 6, 2026
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The Vita Coco Company, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40950	11-3713156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Fifth Avenue
Second Floor
New York, New York 10003
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, include area code) (212) 206-0763
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COCO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John Leahy, a member of the Board of Directors of The Vita Coco Company, Inc. (the “Company”) has decided to retire from the Company's Board of Directors and will not stand for reelection at the Company's 2026 Annual Meeting of Stockholders on June 3, 2026. Mr. Leahy has served on the Board since 2019 and is a member of both the Audit Committee and the Compensation Committee, and will continue in these roles until his term ends at the Annual Meeting. The Board thanks Mr. Leahy for his years of service, dedication to the Board, and his many contributions to the Company.

Mr. Leahy’s decision was made solely for personal reasons and did not result from any disagreement with the Company regarding its operations, policies, or practices. Following his retirement, the size of the Company’s Board of Directors will be reduced from ten members to nine.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE VITA COCO COMPANY, INC.

Date: April 10, 2026	By:	/s/ Martin Roper
Name: Martin Roper
Title: Chief Executive Officer